SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2012

W. R. BERKLEY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15202	22-1867895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Steamboat Road, Greenwich, CT		06830
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 629-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of February 28, 2012, the board of directors of W. R. Berkley Corporation (the “Company”) approved the amendment of Article III, Section 1 (and other conforming changes to Article II, Sections 2 and 9) of the Company’s Amended and Restated By-Laws to change the voting standard for the election of directors such that, in uncontested elections, a majority of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors, from the previous plurality standard.

In connection with the amendments to the Company’s Amended and Restated By-Laws, the board of directors also amended the Company’s Corporate Governance Guidelines to: (i) establish procedures under which any incumbent director who is not reelected shall promptly tender his or her resignation in writing to the Company’s board of directors, subject to acceptance by the board of directors; and (ii) provide that the Company’s Nominating and Corporate Governance Committee, or other committee responsible for nominating and governance matters, shall consider such resignation and recommend to the board of directors the action to be taken with respect to such resignation. Within 90 days following certification of the election results, the board of directors shall act on the tendered resignation.

The foregoing description of the amendment to the Company’s Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the Company’s Amended and Restated By-Laws, a copy of which is filed herewith as Exhibit 3(ii) to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

(3)(ii)	Amended and Restated By-Laws as of February 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. R. BERKLEY CORPORATION

By:	/s/ Eugene G. Ballard
	Name:	Eugene G. Ballard
	Title:	Senior Vice President -
Chief Financial Officer

Date: March 1, 2012